Exhibit 32.1
CEO Certification of Periodic Report under Section 906 of the Sarbanes-Oxley Act
I, James E. Goodwin, Interim President and Interim Chief Executive Officer and Director of Federal Signal Corporation (‘the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 USC. Section 1350, that:
(1)	The Annual report of Form 10-K of the Company for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 USC. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 27, 2008

/s/ James E. Goodwin
James E. Goodwin
Interim President and Interim Chief Executive Officer and Director